As filed with the Securities and Exchange Commission on October 17, 2007

Registration No. 333-01861

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 4
to

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________

CHYRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York 11-2117385
(State or Other Jurisdiction of Incorporation or Organization) (I.R.S. Employer Identification Number)

5 Hub Drive
Melville, New York 11747
(Address of Principal Executive Offices)
___________

CHYRON CORPORATION
1999 INCENTIVE COMPENSATION

(Full Title of the Plan)
___________

Jerry Kieliszak
Senior Vice President and
Chief Financial Officer
Chyron Corporation
5 Hub Drive
Melville, N.Y. 11747
(Name and Address of Agent For Service)

Telephone Number, Including Area Code, of Agent For Service: (631) 845-2000
Title Of Shares To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	666,666	$4.35	$2,899,997	$89.03

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan[s] described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, and based upon (i) as to shares issuable upon the exercise of outstanding options under the plan, on the exercise price of such options and (ii) as to the balance of the shares reserved for issuance under the plan on the average of the high and low sales prices reported on the American Stock Exchange on October 16, 2007.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 of Chyron Corporation (the "Company") is being filed in order to register 666,666 additional shares of the Company's Common Stock, $0.01 par value per share, which may be issued from time to time under the Company's 1999 Incentive Compensation (the "Plan"). The contents of the Registration Statement on Form S-8, registration number 333-01861, are hereby incorporated by reference into this Registration Statement.

PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The Company states that the documents listed below, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007; the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007; the Company's Proxy Statement, dated April 9, 2007, relating to the Annual Meeting of Shareholders held on May 16, 2007; the Company's Proxy Statement, dated August 1, 2007, relating to the Special Meeting of Shareholders held on September 5, 2007;

(c) the Company's Form 8-A, filed on March 24, 1992, which contains a description of the class of common stock registered pursuant to the filing of this Registration Statement; and

(d) the Company's Form 8-A12B, filed October 1, 2007.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

LEGAL MATTERS

The validity of the shares of common stock offered to be issued under the Plan has been passed upon for our company by Kirkpatrick & Lockhart Preston Gates Ellis LLP, New York, New York. A member of the firm is the non-employee corporate secretary of the Company.

EXHIBITS
Exhibit No.	Document
5.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1*	Consent of BDO Seidman, LLP, as independent registered public accountants
23.2*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Form S-8)

_____________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, state of New York, on this 17th day of October, 2007.
CHYRON CORPORATION

By:	/s/ Michael Wellesley-Wesley
Name: Michael Wellesley-Wesley
Title: President and Chief Executive Officer
and Director

By:	/s/ Jerry Kieliszak
Name: Jerry Kieliszak
Title: Senior Vice President and Chief Financial
Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ *	President, Chief Executive Officer	October 17, 2007
Michael I. Wellesley-Wesley	and Director

/s/ *	Chairman of the Board of Directors	October 17, 2007
Christopher R. Kelly

/s/ *	Director	October 17, 2007
Donald P. Greenberg

/s/ *	Director	October 17, 2007
Richard P. Greenthal

/s/ *	Director	October 17, 2007
Eugene M. Weber

/s/ *	Director	October 17, 2007
Michael C. Wheeler

____________________________________

* By: /s/ Jerry Kieliszak, as Attorney in Fact

EXHIBIT INDEX

EXHIBITS
Exhibit No.	Document
5.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1*	Consent of BDO Seidman, LLP, as independent registered public accountants
23.2*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Form S-8)

_____________

* Filed herewith.

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